Registration No. 33-66938
                                                                 Rule 424(b)(3)

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 14, 1994


               Merrill Lynch Home Equity Acceptance, Inc., Seller
                   Subordinate Mortgage Backed Certificates,
                        Series 1994A, Class A-1 and A-2

                        MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer
       -----------------------------------------------------------------

     On January 18, 1994, Subordinate Mortgage Backed Certificates, Series 1994A, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $103,636,222. The Class A Certificates represented beneficial interests of approximately 77.7% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements each by and among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Prime First and Fixed Rate Mortgage Loans--Delinquency and Loan Loss Experience" on page 66 of the Prospectus are hereby updated, in their entirety, as follows:

                                                               PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                                          (Dollars in Thousands)

                                           December 31, 1998            December 31, 1997            December 31, 1996
                                      -------------------------    -------------------------    -------------------------
                                        Number of                    Number of                    Number of
                                       PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                          Loans        Amount         Loans         Amount         Loans         Amount
                                      -----------     ---------    -----------     ---------    -----------     ---------
PrimeFirst Loans
  Outstanding...................         11,263     $4,408,862        14,159     $5,302,950        11,054     $4,331,131
Delinquency Period
  30-59 Days....................            184       $ 77,751           183       $ 66,254           180       $ 84,297
  60-89 Days....................             26          9,815            26         18,544            19          6,583
  90 Days or More*..............             34         23,664            24         18,072            29         27,590
                                         ------      ---------        ------  -      ------         -----  -      ------
     Total Delinquency..........            244        111,230           233       $102,870           228       $118,470
                                         ======      =========  ===      ===       ========  ==       ===       ========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          2.17%          2.52%         1.65%          1.94%         2.06%          2.74%

Foreclosures....................             47       $ 43,681            39       $ 47,396            29       $ 39,100

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          0.42%          0.99%         0.28%          0.89%         0.26%          0.90%

-----------------
*  Does not include loans subject to bankruptcy proceedings.




                                                                         PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                                               (Dollars in Thousands)

                                                               Year Ended            Year Ended           Year Ended
                                                           December 31, 1998     December 31, 1997     December 31, 1996
                                                           -----------------     -----------------     -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................              $4,855,906            $4,817,041           $3,933,946
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................                  12,711                12,607                9,663

Gross Charge-offs.................................              $    4,030            $    5,363           $    6,157
Recoveries........................................              $        2            $       99           $        0
                                                                ----------            ----------           ----------
Net Charge-offs...................................              $    4,028            $    5,264           $    6,157
                                                                ==========            ==========           ==========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                   0.08%                 0.11%                0.16%


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 69 and 70 of the Prospectus are hereby updated, in their entirety, as follows:


                                 Revolving Credit Line Loan Delinquency Experience
                             (Dollars in Thousands)


                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------- -------------
Number of revolving credit
  line loans serviced........        13,839       15,598        25,056       28,368          31,395        30,571
Aggregate loan balance of                      1,079,693                  1,353,800
  revolving credit line
  loans serviced.............    $1,037,427   $             $1,293,483   $               $1,387,217    $1,191,938
Loan balance of revolving
  credit line loans 2 months
  delinquent.................       $ 5,161      $ 5,358       $ 8,447      $ 8,292         $ 5,450      $  6,634
Loan balance of revolving
  credit line loans 3 months
  or more delinquent.........      $ 17,508     $ 22,989      $ 33,763     $ 39,508        $ 44,104      $ 31,348
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
of
  revolving credit line loans         2.19%        2.63%         3.26%        3.53%           3.57%         3.19%



                   Revolving Credit Line Loan Loss Experience
                             (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------  -------------
Number of revolving credit           13,839       15,598        25,056       28,368         31,395         30,571
  line loans serviced........
Aggregate loan balance of        $1,037,427   $1,079,693    $1,293,483   $1,353,800     $1,387,217      1,191,938
  revolving credit line
  loans serviced.............
For the Period:                     $ 3,153      $ 1,118       $ 3,700      $ 1,860        $ 4,269       $  2,756
  Gross Charge-offs
    dollars..................
  Percentage(1)..............         0.30%        0.10%         0.29%        0.14%          0.31%          0.23%

-------------
   (1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in (a) the tables entitled "Range of Cut-Off Date Principal Balances for Loan Group 1", "Prime Index Mortgage Loan Margins for Loan Group 1" and "LIBOR Mortgage Loan Margins for Loan Group 1" under the heading "The Mortgage Pool--Loan Group 1" on pages S-26 and S-28 of the Prospectus Supplement, (b) the tables entitled "Range of Cut-off Date Principal Balances for Loan Group 2" and "Margins for Loan Group 2" under the heading "The Mortgage Pool--Loan Group 2" on pages S-29 and S-31 of the Prospectus Supplement and (c) the tables entitled "Range of Cut-off Date Principal Balances for Loan Group 3" and "Margins for Loan Group 3" under the heading "The Mortgage Pool--Loan Group 3" on pages S-32 and S-33 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1998, the Mortgage Loan Balances and margins of the Mortgage Loans:


Range of Principal Balances for Loan Group 1 as of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
Range of Principal Balances                 Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
$0-49,999.99                                 4                      $ 139,077.28               0.21%
$50,000-54,999.99                            1                         50,567.44               0.08%
$60,000-74,999.99                            4                        254,841.71               0.38%
$75,000-99,999.99                           10                        912,497.95               1.37%
$100,000-149,999.99                         43                      5,207,078.00               7.83%
$150,000-199,999.99                         22                      3,934,839.14               5.92%
$200,000-249,999.99                         25                      5,365,949.12               8.07%
$250,000-299,999.99                          7                      1,954,574.82               2.94%
$300,000-349,999.99                         11                      3,420,613.73               5.14%
$350,000-399,999.99                         11                      4,085,564.75               6.15%
$400,000-449,999.99                          7                      2,924,128.68               4.40%
$450,000-499,999.99                          6                      2,819,782.05               4.24%
$500,000-549,999.99                          8                      4,189,241.45               6.30%
$550,000-599,999.99                          5                      2,849,829.73               4.29%
$600,000-649,999.99                          4                      2,457,000.00               3.70%
$650,000-699,999.99                          1                        679,907.29               1.02%
$700,000-749,999.99                          1                        725,000.00               1.09%
$750,000-799,999.99                          3                      2,284,418.59               3.44%
$800,000-849,999.99                          3                      2,410,000.00               3.62%
$850,000-899,999.99                          1                        854,234.91               1.28%
$900,000-949,999.99                          1                        900,000.00               1.35%
$950,000-999,999.99                          2                      1,998,851.20               3.01%
$1,000,000-1,099,999.99                      3                      3,095,581.34               4.66%
$1,200,000-1,299,999.99                      2                      2,449,765.24               3.68%
$2,200,000-2,299,999.99                      2                      4,522,234.71               6.80%
$2,900,000-2,999,999.99                      2                      5,999,356.79               9.03%
                                  -------------------------------------------------------------------
             TOTALS                         189                  $ 66,484,935.92             100.00%
                                  -------------------------------------------------------------------


                     Prime Index Mortgage Loan Margins as of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
          Margins                           Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
                           -0.5            1                      $ 197,000.00               1.51%
                           -0.125          3                      2,115,373.97              16.22%
                                0          7                      2,928,186.62              22.45%
                            0.125          4                      1,342,886.98              10.30%
                            0.25           7                      1,593,575.23              12.22%
                            0.375          1                        204,000.00               1.56%
                            0.5           22                      2,864,786.83              21.97%
                            0.625          1                        149,999.99               1.15%
                            0.75          14                      1,645,415.40              12.62%
                                  -------------------------------------------------------------------
             TOTALS                       60                   $13,041,225.02             100.00%
                                  -------------------------------------------------------------------



                        LIBOR Mortgage Loan Margins as of December 31, 1998
                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
          Margins                           Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
                            1.125            1                      $ 810,000.00               1.53%
                            1.25             2                        682,802.77               1.29%
                            1.375            1                        767,500.00               1.45%
                            1.5              4                      4,712,495.24               8.93%
                            1.625            4                      2,825,000.00               5.35%
                            1.75            13                      9,221,278.12              17.47%
                            1.875            5                      2,790,101.68               5.29%
                                2           26                     10,765,983.17              20.41%
                            2.125            6                      4,827,455.49               9.14%
                            2.25            29                     10,539,025.68              19.96%
                            2.5             23                      2,997,498.00               5.68%
                            2.625            2                        338,322.25               0.64%
                            2.75             9                      1,258,319.33               2.38%
                            2.875            1                        149,500.00               0.28%
                                3            1                        105,899.96               0.20%
                          -------------------------------------------------------------------
             TOTALS                        127                   $ 52,791,181.69             100.00%
                          -------------------------------------------------------------------



Range of Principal Balances for Loan Group 2 as of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
Range of Prnicipal Balances                 Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
$100,000-149,999.99                          8                      $ 974,968.98               6.74%
$150,000-199,999.99                          1                        192,500.00               1.33%
$200,000-249,999.99                          1                        214,388.24               1.48%
$250,000-299,999.99                          7                      1,987,623.35              13.75%
$400,000-449,999.99                          1                        427,742.00               2.96%
$450,000-499,999.99                          1                        499,955.21               3.46%
$550,000-599,999.99                          1                        562,414.46               3.89%
$700,000-749,999.99                          1                        700,000.00               4.84%
$1,000,000-1,099,999.99                      1                      1,000,000.00               6.92%
$1,200,000-1,299,999.99                      1                      1,249,653.67               8.64%
$1,400,000-1,499,999.99                      1                      1,450,000.00              10.03%
$1,900,000-1,999,999.99                      1                      1,996,150.70              13.81%
$3,000,000 or Higher                         1                      3,200,000.00              22.15%
                                  -------------------------------------------------------------------
             TOTALS                         26                   $ 14,455,396.61             100.00%
                                  -------------------------------------------------------------------


                    Range of Margins in Loan Group 2 as of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
          Margins(1)                        Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
                                1            1                    $ 1,000,000.00               6.92%
                            1.375            1                        299,697.91               2.07%
                            1.625            1                      3,200,000.00              22.14%
                            1.875            5                      4,303,440.18              29.76%
                                2            3                      1,255,635.96               8.69%
                            2.125            1                        499,955.21               3.46%
                            2.375            7                      1,038,046.25               7.18%
                              2.5            3                      1,777,856.64              12.30%
                            2.625            1                        123,750.00               0.86%
                                3            3                        957,014.46               6.62%
                                  -------------------------------------------------------------------
             TOTALS                         26                   $ 14,455,396.61             100.00%
                                  -------------------------------------------------------------------


     Range of Prnicipal Balances for Loan Group 3 as of December 31, 1998
                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
Range of Prnicipal Balances                 Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
$75,000-99,999.99                            1                       $ 76,500.00               7.37%
$100,000-149,999.99                          1                        108,755.64              10.48%
$200,000-249,999.99                          1                        239,689.52              23.10%
$600,000-649,999.99                          1                        612,500.00              59.05%
                                  -------------------------------------------------------------------
             TOTALS                          4                    $ 1,037,445.16             100.00%
                                  -------------------------------------------------------------------



                           Range of Margins in Loan Group 3 as of December 31, 1998
                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
          Margins(1)                        Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------


                            0.25            1                      $ 612,500.00              59.04%
                            0.375           1                        239,689.52              23.10%
                            0.625           2                        185,255.64              17.86%
                                  -------------------------------------------------------------------
             TOTALS                          4                    $ 1,037,445.16             100.00%
                                  -------------------------------------------------------------------


           The date of this Prospectus Supplement is April 1, 1999.